      As filed with the Securities and Exchange Commission on May 27, 2005
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                         ------------------------------

                                    WESTCORP
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

           CALIFORNIA                                          51-0308535
(Jurisdiction of Incorporation                              (I.R.S. Employer
        or Organization)                                  Identification Number)

                                 23 PASTEUR ROAD
                          IRVINE, CALIFORNIA 92713-9762
                    (Address of Principal Executive Offices)


                       WESTCORP 2001 STOCK INCENTIVE PLAN
                            (Full title of the Plan)


                                   Guy DuBose
                                 General Counsel
                                 23 Pasteur Road
                          Irvine, California 92618-3816
                                 (949) 727-1044
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)


                          Copies of communications to:

                              Andrew E. Katz, Esq.
                        Mitchell Silberberg & Knupp LLP
                          11377 West Olympic Boulevard
                       Los Angeles, California 90064-1683
                                 (310) 312-3738

                                       CALCULATION OF REGISTRATION FEE
========================================================================================================================
             Title of Each                                       Proposed           Proposed
               Class of                                           Maximum            Maximum
              Securities                       Amount            Offering           Aggregate            Amount of
                 to be                          to be              Price            Offering           Registration
              Registered                     Registered          Per Share            Price                 Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value  $1.00 per share      1,840,622          $47.61(1)      $87,632,013.42(1)      $10,314.29(1)

========================================================================================================================

(1) Computed pursuant to Rules 457(c) and 457(h)(1) based on the average of the high ($48.02) and low ($47.19) sales price of the Common Stock as reported on the New York Stock Exchange, Inc. on May 24, 2005.

================================================================================

                               TABLE OF CONTENTS

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
   ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
   ITEM 8. EXHIBITS
   ITEM 9. UNDERTAKINGS
SIGNATURES
INDEX TO EXHIBITS
EX-4
EX-5
EX-23.1
EX-23.2

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        This Registration Statement on Form S-8 is filed pursuant to General Instruction E for the purpose of registering additional shares of Common Stock of Westcorp (the "Registrant") issuable under the Westcorp 2001 Stock Incentive Plan (the "Plan"), which is an amendment and restatement of the Westcorp 2001 Stock Option Plan. The contents of the Registration Statement on Form S-8 (File Number 333-62676) previously filed by the Registrant on June 8, 2001, as amended by the Post-Effective Amendment No. 1 to Form S-8 (File Number 333-62676) filed by the Registrant on May 26, 2005, are hereby incorporated by reference in this Registration Statement. The information set forth below is incorporated by reference in this Registration Statement as provided by General Instruction E and as otherwise provided by the General Instructions to Form S-8. The Registrant and the Plan each hereby incorporates by reference in this Registration Statement the following documents filed with the Commission by the Registrant or the Plan pursuant to the Exchange Act of 1934, as amended:

        1. The Registrant's Annual Report on Form 10-K, as amended, for the year ended December 31, 2004;

        2.     The Registrant's Quarterly Report on Form 10-Q filed on May 10,
               2005;

        3.     The description of the common stock of the Company contained in
               Item 9 of the Registrant's registration statement on Form S-1 filed with the Commission on May 21, 1986 (Registration No. 33-04295), including any amendment filed for the purpose of updating such description.

        4. All other reports filed by the Registrant or the Plan pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph 1, above.

        All documents and other reports subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS


        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS


        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on May 26, 2005.

                                       WESTCORP

                                       By: /s/ ERNEST S. RADY
                                          -------------------------------------
                                          Ernest S. Rady, Chairman of the Board
                                          and Chief Executive Officer

                               POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Guy Du Bose his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his or her name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments to this Registration Statement, with the Securities and Exchange Commission, granting to each of said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

        Pursuant to the requirements of the Securities Act of 1933, Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

        Signatures                                 Title                            Date
        ----------                                 -----                            ----
  /s/ ERNEST S. RADY         Chairman of the Board and Chief                     May 26, 2005
--------------------------   Executive Officer
    Ernest S. Rady


  /s/ JUDITH M. BARDWICK     Director                                            May 26, 2005
--------------------------
    Judith M. Bardwick


 /s/ ROBERT T. BARNUM        Director                                            May 26, 2005
--------------------------
    Robert T. Barnum


 /s/ JAMES R. DOWLAN         Director                                            May 26, 2005
--------------------------
    James R. Dowlan


                             Director                                            May   , 2005
--------------------------
    Duane A. Nelles

 /s/ HARRY M. RADY           Director                                            May 26, 2005
--------------------------
    Harry M. Rady

 /s/ CHARLES E. SCRIBNER     Director                                            May 26, 2005
--------------------------
    Charles E. Scribner

 /s/ THOMAS A. WOLFE         Director and President                              May 26, 2005
--------------------------
     Thomas A. Wolfe

 /s/ ROBERT J. COSTANTINO    Chief Financial Officer and Chief Operating         May 26, 2005
--------------------------   Officer
    Robert J. Costantino

                                INDEX TO EXHIBITS




Exhibit
  No.         Exhibit
-------       -------
4             Westcorp 2001 Stock Incentive Plan, effective as of April
              26, 2005

5             Opinion of Mitchell Silberberg & Knupp LLP re: legality

23.1          Consent of Mitchell Silberberg & Knupp LLP
              (included in its opinion contained in Exhibit 5)

23.2          Consent of Ernst & Young LLP



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